Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-109616 of General Motors Corporation on Form S-8 of our report dated
June 28, 2007, appearing in this Annual Report on Form 11-K of General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 2006.



/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Detroit, Michigan

June 28, 2007